Exhibit 10.2

May 1, 2006

Shmuel BenTov

c/o The A Consulting Team, Inc.

200 Park Avenue South

New York, New York 10003

Re:	Amendment to Employment Agreement

Dear Mr. BenTov:

The A Consulting Team, Inc. (the "Company") hereby agrees to amend your Employment Agreement dated as of December 31, 2005 (the "Employment Agreement") to extend the expiration date thereof from December 31, 2007 to March 31, 2008. The Employment Agreement shall not be amended or modified hereby in any other respect. Please acknowledge your agreement to such extension by executing a copy of this letter agreement and returning such executed copy to the Company.

The A Consulting Team, Inc.
/s/ Shmuel BenTov
Shmuel BenTov
Chief Executive Officer

Acknowledged and Agreed
/s/ Shmuel BenTov
Shmuel BenTov
in his individual capacity